     As filed with the Securities and Exchange Commission on March 31, 2000
                          Registration Number 333-___

   ==========================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------


                    AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)


Delaware                                                     54-0856778
(State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                                4050 Legato Road
                             Fairfax, Virginia 22033
                    (Address of Principal Executive Offices)

                           ---------------------------

                    AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
                        1999 CONTRACTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                           ---------------------------

                                 Paul A. Brands
                      Chairman and Chief Executive Officer
                    American Management Systems, Incorporated
                                4000 Legato Road
                             Fairfax, Virginia 22033
                     (Name and Address of Agent for Service)
                                 (703) 267-8000
          (Telephone Number, Including Area Code, of Agent for Service)
                                   Copies to:
                               Denise Brown, Esq.
                                  Shaw Pittman
                              2300 N Street, N.W.
                             Washington, D.C. 20037

                              CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
                                      Proposed Maximum    Proposed Maximum
Title of Securities   Amount to be    Offering Price      Aggregate           Amount of
to be Registered      Registered (1)  Per Share (2)       Offering Price (2)  Registration Fee
----------------------------------------------------------------------------------------------
Common Stock,
$.01 par value per
share                 20,000 shares         $42.06            $841,200          $222.08
----------------------------------------------------------------------------------------------

1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Contractor Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h), the calculation of the registration fee is based on the average of the high and low sales prices of the Registrant's Common Stock on February 29, 2000, as reported by The Nasdaq Stock Market, Inc.

              INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

        This Registration Statement is being filed to register shares of the Registrant's Common Stock to be issued under its 1999 Contractor Stock Option Plan.

                                     PART II

                        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 102 of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's personal liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, including conduct which could be characterized as negligence or gross negligence. The Delaware General Corporation Law expressly provides, however, that the liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Delaware General Corporation Law further provides that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Article Ninth of the Registrant's Second Restated Certificate of Incorporation provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law makes provision for the indemnification of directors, officers, employees and agents against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding arising by reason of the fact that such person is or was a director, officer, employee or agent of the corporation. Article VIII of the Registrant's By-laws provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by applicable law.

        The Registrant carries insurance that purports to insure its officers and directors against certain liabilities incurred by them in the discharge of their official functions.

        The Registrant has entered into indemnification agreements with each of its directors. The indemnification agreements require, among other things, that the Registrant indemnify such directors to the fullest extent permitted by law and advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

ITEM  8.   EXHIBITS.

        The following exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:

        4.1 Second Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's 1995 Annual Report on Form 10-K).

        4.2 Certificate of Amendment of Second Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

        4.3 Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 2 to the Registrant's Form 8-A filed on August 4, 1998).

        4.4 By-laws of the Registrant, as amended and restated February 27, 1998 (incorporated by reference to Exhibit 3.2 to the Registrant's 1997 Annual Report on Form 10-K).

        4.5 Specimen Common Stock Certificate (incorporated by reference to
Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).

        4.6 Rights Agreement dated as of July 31, 1998, between the Registrant and ChaseMellon Shareholder Services L.L.C. as Rights Agent (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A filed on August 4, 1998, including Form of Rights Certificate).

        5 Opinion of Shaw Pittman (including consent) with respect to legality of the Common Stock registered hereunder (filed herewith).

        23.1 Consent of Deloitte & Touche LLP (filed herewith).

        23.2 Consent of PricewaterhouseCoopers LLP (filed herewith).

ITEM 9.   UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City or Fairfax, and the Commonwealth of Virginia, as of this 29th day of March, 2000.



                                     AMERICAN MANAGEMENT SYSTEMS,
                                       INCORPORATED

                                     a Delaware corporation
                                     (Registrant)

                                     by: /s/ Paul A. Brands
                                         -----------------------------
                                         Paul A. Brands
                                         Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                Title                            Date
           ---------                                -----                            ----
/s/ Paul A. Brands                      Chairman and Chief Executive Officer        03/29/00
--------------------------------        (Principal Executive Officer)
Paul A. Brands

/s/ Ronald L. Schillereff               Treasurer and Chief Financial
--------------------------------              Officer
Ronald L. Schillereff                   (Principal Financial Officer)               03/29/00

/s/ Nancy M. Yurek                            Controller
--------------------------------        (Principal Accounting Officer)              03/29/00
Nancy M. Yurek

/s/ Daniel J. Altobello                       Director                              03/29/00
--------------------------------
Daniel J. Altobello

/s/ Paul A. Brands                            Director                              03/29/00
--------------------------------
Paul A. Brands

/s/ James J. Forese                           Director                              03/29/00
--------------------------------
James J. Forese

           Signature                                Title                            Date
           ---------                                -----                            ----
/s/ Patrick W. Gross                          Director                              03/29/00
--------------------------------
Patrick W. Gross

/s/ Dorothy Leonard                           Director                              03/29/00
--------------------------------
Dorothy Leonard

/s/ W. Walker Lewis                           Director                              03/29/00
--------------------------------
W. Walker Lewis

/s/ Frederic V. Malek                         Director                              03/29/00
--------------------------------
Frederic V. Malek

/s/ Frank A. Nicolai                          Director                              03/29/00
--------------------------------
Frank A. Nicolai

/s/ Alan G. Spoon                             Director                              03/29/00
--------------------------------
Alan G. Spoon

                                  EXHIBIT INDEX

Exhibit
Number                          Description
------                          -----------

4.1*                      Second Restated Certificate of Incorporation of the
                          Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's 1995 Annual Report on
                          Form 10-K).

4.2*                      Certificate of Amendment of Second Restated
                          Certificate of Incorporation of the Registrant
                          (incorporated by reference to Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

4.3*                      Certificate of Designation of Series A Junior
                          Participating Preferred Stock (incorporated herein by reference to Exhibit 2 to the Registrant's Form 8-A filed on August 4, 1998).

4.4*                      By-laws of the Registrant, as amended and restated
                          February 27, 1998 (incorporated by reference to
                          Exhibit 3.2 to the Registrant's 1997 Annual Report on
                          Form 10-K).

4.5* Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly
                          Report on Form 10-Q for the quarter ended March 31,
                          1997).

4.6* Rights Agreement dated as of July 31, 1998, between the Registrant and ChaseMellon Shareholder Services
                          L.L.C. as Rights Agent (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A filed on August 4, 1998, including Form of Rights
                          Certificate).

5 Opinion of Shaw Pittman (including consent) with respect to legality.


23.1                      Consent of Deloitte & Touche LLP.

23.2                      Consent of PricewaterhouseCoopers LLP.

------------------
*Previously filed.